UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2011

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2011 annual meeting of shareholders of Tenet Healthcare Corporation was held on November 3, 2011.

(b) The shareholders (1) elected all of the board’s nominees for director, (2) approved an advisory resolution on the compensation paid to the company’s named executive officers, (3) indicated their preference that future advisory votes on executive compensation be held annually, and (4) ratified the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2011.

The final results of voting on each of the matters submitted to a vote are as follows:

1. Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John Ellis “Jeb” Bush	272,644,691	101,937,787	1,143,911	47,148,731
Trevor Fetter	318,677,997	56,976,353	72,039	47,148,731
Brenda J. Gaines	302,048,388	72,534,943	1,143,058	47,148,731
Karen M. Garrison	273,023,919	101,552,463	1,150,007	47,148,731
Edward A. Kangas	277,761,550	97,787,981	176,858	47,148,731
J. Robert Kerrey	272,775,886	101,766,006	1,184,497	47,148,731
Floyd D. Loop, M.D.	272,569,686	101,996,230	1,160,473	47,148,731
Richard R. Pettingill	316,341,476	58,222,458	1,162,455	47,148,731
Ronald A. Rittenmeyer	316,716,390	57,852,958	1,157,041	47,148,731
James A. Unruh	272,402,123	102,180,537	1,143,729	47,148,731

2. Approval of an advisory resolution on the compensation paid to the company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
320,317,032	53,062,153	2,347,204	47,148,731

3. Approval, on an advisory basis, of the option of every “1 Year,” “2 Years,” or “3 Years” for future advisory votes on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON- VOTES
327,108,888	748,570	44,212,107	3,656,824	47,148,731

4. Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2011:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
421,406,996	1,294,912	173,212	—

(d) Based on the results of the advisory vote on the frequency of future advisory votes on executive compensation, and consistent with the recommendation of the board, the board adopted a resolution providing that an advisory vote on the compensation of the company’s named executive officers would be held annually until the next advisory vote on the frequency of future advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff Senior Vice President and General Counsel

Date: November 4, 2011

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